Exhibit 16(23)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-255059) of Midland National Life Insurance Company of our report dated April 21, 2022 relating to the financial statements of Midland National Life Insurance Company, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Des Moines, Iowa

April 29, 2022

PricewaterhouseCoopers LLP, Hub Tower, 699 Walnut Street, Des Moines Iowa 50309

T: (515) 246 3800, www.pwc.com/us